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                                                                    EXHIBIT 99.1

Monday August 17, 3:01 a.m. Eastern Time

Company Press Release


SOURCE: Bank Plus Corporation

Bank Plus Corporation Announces Engagement of Keefe, Bruyette & Woods as Financial Advisor

LOS ANGELES, Aug. 17/PRNewswire/ -- Bank Plus Corporation today announced that it has retained Keefe, Bruyette & Woods, Inc. as financial advisor to assist the company in the pursuit of its strategic objectives.

Bank Plus Corporation is the holding company for Fidelity Federal Bank, FSB, which offers a broad range of consumer financial services, including demand and time deposits and mortgage loans. In addition, through its affiliate Gateway Investment Services, Inc., a NASD-registered broker/dealer, Fidelity provides customers of the Bank with investment products, including mutual funds, annuities and insurance. Fidelity operates through 38 full-service branches, 37 of which are located in Southern California, principally in Los Angeles and Orange counties.